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                                                                 EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



WE HAVE ISSUED OUR REPORT DATED FEBRUARY 9, 1995, EXCEPT FOR THE SECOND PARAGRAPH OF NOTE 14 AS TO WHICH THE DATE IS MARCH 25, 1994, ACCOMPANYING THE FINANCIAL STATEMENTS OF CORPORATE BANK AS OF DECEMBER 31, 1993 AND FOR EACH OF THE THREE YEARS IN THE TWO YEAR PERIOD ENDED DECEMBER 31, 1993 CONTAINED IN THE REGISTRATION STATEMENT AND PROXY/PROSPECTUS. WE CONSENT TO THE USE OF THE AFOREMENTIONED REPORT IN THE REGISTRATION STATEMENT AND PROXY/PROSPECTUS, AND TO THE USE OF OUR NAME AS IT APPEARS UNDER THE CAPTION "EXPERTS."



GRANT THORNTON LLP


LOS ANGELES, CALIFORNIA
OCTOBER 24, 1995